Exhibit 99.1

PRESS RELEASE August 4, 2015

Arrowhead Reports Fiscal 2015 Third Quarter Financial Results

- Conference Call and Webcast Today at 4:30 p.m. EDT

PASADENA, Calif., August 4, 2015 — Arrowhead Research Corporation (NASDAQ: ARWR) today announced financial results for its fiscal 2015 third quarter ended June 30, 2015. The company is hosting a conference call at 4:30 p.m. EDT to discuss results.

Conference Call and Webcast Details

Investors may access a live audio webcast on the Company's website at http://ir.arrowheadresearch.com/events.cfm. For analysts that wish to participate in the conference call, please dial 315-625-6887 and enter Conference ID 97375077.

A replay of the webcast will be available on the company’s website approximately two hours after the conclusion of the call and will remain available for 90 days. An audio replay will also be available approximately two hours after the conclusion of the call and will be available for 3 days. To access the audio replay, dial 404-537-3406 and enter Conference ID 97375077.

Fiscal 2015 Third Quarter and Recent Company Highlights

ARC-520

•	Received regulatory permission to initiate three multiple-dose Phase 2b studies in the United States (Heparc-2004) and in Germany and Hong Kong (Heparc-2002 and 2003)
•	Completed dosing of four cohorts in a single-dose Phase 2a study (Heparc-2001) and expanded the study to include three additional cohorts

•	Completed dosing in a non-clinical study in chronically infected chimpanzees that spanned more than a year
•	Highlights of the Phase 2a and chimpanzee studies to be presented at an analyst day planned for September 24, 2015

ARC-AAT

•

Met the dosing target for Part A of the ARC-AAT Phase 1 study in healthy volunteers, and transitioned the study into Part B which is designed to enroll patients with PiZZ genotype alpha-1 antitrypsin deficiency

•	Began dosing Part B of the Phase 1 study at one site in Australia
•	Gained regulatory clearance to expand Part B of the Phase 1 study to allow additional sites in the United Kingdom and New Zealand
•	Gained Orphan Drug Designation from the United States Food and Drug Administration

Platform and Early Pipeline

•	Published data on advances being made in a subcutaneously administered formulation of the Dynamic Polyconjugate (DPC) delivery system
•	Presented preclinical data on ARC-F12, a potential new candidate targeting coagulation factor 12 for the potential treatment of hereditary angioedema and thromboembolic diseases

Selected Fiscal 2015 Third Quarter Financial Results

ARROWHEAD RESEARCH CORPORATION
CONSOLIDATED CONDENSED FINANCIAL INFORMATION (unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
OPERATING SUMMARY	2015	2014	2015	2014

REVENUE	$123,750	$43,750	$338,250	$$131,250
OPERATING EXPENSES
Research and development	7,490,400	6,392,200	36,877,925	14,719,739
Acquired in-process research and development	-	-	10,142,786	-
Salaries and payroll-related costs	3,570,531	2,454,449	10,262,799	7,634,142
General and administrative expenses	1,829,393	1,582,465	5,612,219	3,865,845
Stock-based compensation	2,486,074	2,038,682	6,706,009	3,758,264
Depreciation and amortization	741,058	276,054	1,480,656	1,075,238
TOTAL OPERATING EXPENSES	16,117,456	12,743,850	71,082,394	31,053,228
OPERATING LOSS	(15,993,706)	(12,700,100)	(70,744,144)	(30,921,978)
OTHER INCOME/(EXPENSE)	57,653	1,073,649	3,546,398	(5,372,902)
NET LOSS	$(15,936,053)	$(11,626,451)	$(67,197,746)	$(36,294,880)

EARNINGS PER SHARE (BASIC AND DILUTED):	$(0.27)	$(0.22)	$(1.19)	$(0.81)
WEIGHTED AVERAGE SHARES OUTSTANDING	59,492,867	51,931,989	56,631,297	44,565,008

FINANCIAL POSITION SUMMARY	June 30,	March 31,
	2015	2015
CASH AND CASH EQUIVALENTS	$87,252,813	$96,447,301
SHORT AND LONG-TERM INVESTMENTS	24,365,922	31,922,240
TOTAL CASH RESOURCES (CASH, CASH EQUIVALENTS, INVESTMENTS)	111,618,735	128,369,541
OTHER ASSETS	33,571,590	34,008,917
TOTAL ASSETS	$145,190,325	$162,378,458
TOTAL LIABILITIES	$14,445,931	$18,182,104
TOTAL STOCKHOLDERS' EQUITY	130,744,394	144,196,354
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$145,190,325	$162,378,458

SHARES OUTSTANDING	59,498,362	59,435,862
PROFORMA SHARES OUTSTANDING (INCLUDING CONVERSION OF PREFERRED SHARES)	62,169,352	62,106,852

About ARC-520

Arrowhead’s RNAi-based candidate ARC-520 is being investigated in the treatment of chronic HBV infection. The small interfering RNAs (siRNAs) in ARC-520 intervene at the mRNA level, upstream of the reverse transcription process where current standard of care nucleotide and nucleoside analogues act. Arrowhead is investigating ARC-520 specifically, to determine if it can be used to achieve a functional cure, which is an immune clearant state characterized by hepatitis B s-antigen negative serum with or without sero-conversion. Arrowhead has completed a Phase 1 single ascending dose study in normal volunteers and the company is conducting single dose Phase 2a studies and multiple dose Phase 2b studies in chronic HBV patients. Approximately 350-400 million people worldwide are chronically infected with the hepatitis B virus, which can lead to cirrhosis of the liver and is responsible for 80% of primary liver cancers globally.

About ARC-AAT

Arrowhead’s ARC-AAT is being investigated for the treatment of liver disease associated with Alpha-1 Antitrypsin Deficiency (AATD), a rare genetic disease that severely damages the liver and lungs of affected individuals. The mean estimated prevalence of AATD in the U.S is 1 per 3000-5000, or approximately 100,000 patients. AATD is also an important cause of pediatric liver disease with an estimated prevalence in children of approximately 20,000 patients, and 50-80% likely to manifest liver disease during childhood. It is a rare disease that appears to be frequently misdiagnosed or undiagnosed. ARC-AAT, which was granted orphan drug designation, employs a novel unlocked nucleobase analog (UNA) containing RNAi trigger molecule designed for systemic delivery using the Dynamic Polyconjugate™ delivery system. ARC-AAT is highly effective at knocking down the Alpha-1 antitrypsin (AAT) gene transcript and reducing the hepatic production of the mutant AAT (Z-AAT) protein in animal models. Reduction of liver production of the inflammatory Z-AAT protein, which is believed to be the cause of progressive liver disease in AATD patients, is important as it is expected to halt the progression of liver disease and potentially allow fibrotic tissue repair. Arrowhead is conducting a single dose Phase 1 clinical study of ARC-AAT, with part A in healthy volunteers and part B in AATD patients.

About Arrowhead Research Corporation

Arrowhead Research Corporation is a biopharmaceutical company developing targeted RNAi therapeutics. The company is leveraging its proprietary Dynamic Polyconjugate delivery platform to develop targeted drugs based on the RNA interference mechanism that efficiently silences disease-causing genes. Arrowhead’s pipeline includes ARC-520 for chronic hepatitis B virus and ARC-AAT for liver disease associated with Alpha-1 antitrypsin deficiency.

For more information please visit http://www.arrowheadresearch.com, or follow us on Twitter @ArrowRes. To be added to the Company's email list and receive news directly, please visit

http://ir.arrowheadresearch.com/alerts.cfm.

Safe Harbor Statement under the Private Securities Litigation Reform Act:

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including our ability to finance our operations, the future success of our scientific studies, our ability to successfully develop drug candidates, the timing for starting and completing clinical trials, rapid technological change in our markets, and the enforcement of our intellectual property rights. Arrowhead Research Corporation's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q discuss some of the important risk factors that may affect our business, results of operations and financial condition. We assume no obligation to update or revise forward-looking statements to reflect new events or circumstances.

DYNAMIC POLYCONJUGATES is a trademark of Arrowhead Research Corporation.

Contacts:

Arrowhead Research Corporation

Vince Anzalone, CFA

626-304-3400

ir@arrowres.com

Investor Relations:

The Trout Group

Todd James
646-378-2926

ir@arrowres.com

Media:

Russo Partners

Matt Middleman, M.D.
212-845-4272

matt.middleman@russopartnersllc.com

Source: Arrowhead Research Corporation

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